                                                                   Exhibit 23.3

                                     HUNTLEY & HUNTLEY, INC.
   L. G. HUNTLEY 1912-1970          GEOLOGISTS AND ENGINEERS       CORPORATE ONE II, SUITE 100
 J.R. WYLIE, JR. 1927-1974               ESTABLISHED 1912           4075 MONROEVILLE BOULEVARD
   R.S. STEWART 1948-1988                                              MONROEVILLE, PA 15146
T. BARTHOLOMEW, II 1988 - 1994                                                  ----
                                                                       AREA CODE 412 380-235
                                                                            FAX NUMBER
                                                                              380-4003

                                                              December 28, 2001



Mr. Richard E. Staedtler
Castle Energy Corporation
One Radnor Corporate Center, Ste 250
Radnor, PA   19087

Dear Mr. Staedtler:

         We hereby consent to the use of our name and the reference to our reports in the Form 10-K of Castle Energy Corporation for the year ended September 30, 2001.

Respectfully yours,

/s/ Keith N. Mangini

Keith N. Mangini
President